Exhibit 23.2 Consent of Conyers Dill & Pearman

                             Conyers, Dill & Pearman
                                 Clarendon House
                                 2 Church Street
                                 P.O. Box HM 666
                             Hamilton, Bermuda HM CX

Telephone: (441) 295-1422      Facsimile:  (441) 292-4720  E-Mail: info@cdp.bm


10th January 2002



Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549


         Re:  Coastal Caribbean Oils & Minerals, Ltd.


Ladies and Gentlemen:



We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus constituting a part of the registration statement on Form S-1 relating to 6,520,249 shares of common stock of Coastal Caribbean Oils & Minerals, Ltd., a Bermuda corporation.

Yours faithfully,

/s/ Conyers Dill & Pearman

 CONYERS DILL & PEARMAN





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